SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [_]
                           CHECK THE APPROPRIATE BOX:

[_]  Preliminary Proxy Statement

[_]  Confidential, for use of the Commission Only as permitted by

                                RULE 14A-6(E)(2)

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-111(c) or Rule 14a-12

                        WESTCOAST HOSPITALITY CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 - (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4) Proposed maximum aggregate value of transaction:

           (5) Total fee paid:

[_]    Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                                    [LOGO]


                             WESTCOAST HOSPITALITY
                                  CORPORATION

Dear Shareholder:                                              April 17, 2002

           You are cordially invited to attend the 2002 Annual Meeting of Shareholders of WestCoast Hospitality Corporation at 9:00 a.m. on Friday, May 17, 2002, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington.

            The accompanying Notice of 2002 Annual Meeting of Shareholders and the Proxy Statement describe the matters to be presented at the meeting.

           Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope as soon as possible.

                                         Sincerely,



                                         Donald K. Barbieri
                                         Chairman of the Board,
                                         President and Chief Executive Officer



--------------------------------------------------------------------------------
                                    IMPORTANT

A Proxy Statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED.
--------------------------------------------------------------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2002

To the Shareholders:

           The 2002 Annual Meeting of Shareholders of WestCoast Hospitality Corporation will be held at 9:00 a.m. on Friday, May 17, 2002, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington for the following purposes:

           (1) To elect two directors to hold office until the expiration of their three-year terms and until their respective successors are elected and qualified;

           (2) To ratify the appointment of BDO Seidman, LLP as auditors for WestCoast Hospitality Corporation for 2002; and

           (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

           Nominees for directors are named in the enclosed Proxy Statement.

           March 18, 2002 has been set as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. SHAREHOLDERS OF RECORD ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                                              By Order of the Board of Directors

                                              Richard L. Barbieri
                                              General Counsel
                                              Spokane, Washington
April 17, 2002


           THE 2001 ANNUAL REPORT OF WESTCOAST HOSPITALITY CORPORATION
                        ACCOMPANIES THIS PROXY STATEMENT.

                        WESTCOAST HOSPITALITY CORPORATION

                              2002 PROXY STATEMENT

GENERAL

           The enclosed proxy is solicited by the Board of Directors of WestCoast Hospitality Corporation, a Washington corporation, (the "Company"), for use at the 2002 Annual Meeting of Shareholders to be held at 9:00 a.m. on Monday, May 17, 2002, at WestCoast Ridpath Hotel, 515 West Sprague Avenue, Spokane, Washington, and at any adjournments thereof (the "Meeting"). Only holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 18, 2002 will be entitled to notice of and to vote at the Meeting. On that date, the Company had 12,970,473 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

           The address of the Company's principal executive offices is 201 West North River Drive, Suite 100, Spokane, Washington 99201.

           This Proxy Statement and the accompanying proxy are first being mailed to the Company's shareholders on or about April 17, 2002.

VOTING

           Under Washington law, the Company's Articles of Incorporation and By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business.

           Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the two nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose; and (ii) "FOR" the ratification of the appointment of BDO Seidman, LLP as auditors for the Company for 2002.

           The two nominees for the Board of Directors who receive the greatest number of votes cast in the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the two nominees for director who receive the greatest number of votes cast. Abstention from voting on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.

           Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers' shares in the election of directors and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary votes its customers' shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the two nominees for director who receive the greatest number of votes cast. A non-vote on any other proposal will have no effect, since approval is based solely on the number of votes actually cast.

           The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone and may also retain others on behalf of the Board of Directors to assist in the solicitation of proxies by mail, telephone, e-mail and personal interview. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

REVOCATION

           Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's General Counsel a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                        PROPOSAL 1: ELECTION OF DIRECTORS

           The Company's Board of Directors currently consists of nine members, divided into three classes with terms expiring as follows:

CLASS A (THREE POSITIONS WITH TERMS EXPIRING IN 2002):

           Robert G. Templin
           Richard L. Barbieri
           Rodney D. Olson

CLASS B (THREE POSITIONS WITH TERMS EXPIRING IN 2003):
           Peter F. Stanton
           Stephen R. Blank
           Thomas M. Barbieri

CLASS C (THREE POSITIONS WITH TERMS EXPIRING IN 2004):

           Donald K. Barbieri
           Ronald R. Taylor
           Arthur M. Coffey

                                RETIRING DIRECTOR

           ROBERT G. TEMPLIN, age 78, has been a director of the Company since April 1998. Mr. Templin will be retiring from the Board effective at the commencement of the Meeting and will be honored at the Meeting for his years of service to the Company and to the hospitality industry. Mr. Templin has had more than 60 years of continuous experience in ownership, acquisition and disposition, transaction counseling, development, construction and management work in the lodging industry in the Northwest. From 1962 to 1983, he founded and was Chief Executive Officer of Western Frontiers, where he owned and operated hotel and resort properties as well as owned and managed commercial and retail properties. Since 1986, Mr. Templin has served as governor for District II for Best Western, Inc. In 1986, he built Templin's Resort and Conference Center. He served as president of the Idaho Inn Keepers Association from 1975 to 1976 and president of the Coeur d'Alene Chamber of Commerce in 1963. Mr. Templin also served on the Government Affairs Committee of Holiday Inn, Inc. from 1981 to 1982. Mr. Templin retired this past year as a representative of Region One of the Idaho Travel Council under the Idaho Department of Commerce. Mr. Templin serves on the Board of Directors for the Northwest District of the Lutheran Church of the Missouri Synod.

                            COMPOSITION AND NOMINEES

           The By-Laws of the Company provide that there shall be no fewer than three and no more than thirteen members of the Board of Directors, as determined from time to time by the Board. In addition, as described in the Company's Annual Report for 2001 on Form 10-K, the Company has issued, non-voting, non-convertible, preferred stock as part of its acquisition of Red Lion Hotels, Inc. Under certain circumstances, which do not now exist, the holder of that preferred stock would have the right to appoint two members to the Board.

           On the occasion of the retirement of Mr. Templin, the Board has determined that the total number of directors shall be set at eight and the number of Class A director positions shall be set at two, effective at the commencement of the Meeting. At the Meeting, two persons will be elected to fill the Class A positions for terms of three years, to hold office until the annual meeting of shareholders in the year their terms expire (2005) and until their respective successors have been elected and shall have qualified as provided by the By-laws. Rodney D. Olson and Richard L. Barbieri are present directors of the Company and have been nominated to continue as directors to fill the two Class A positions.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                        CLASS A (TERMS TO EXPIRE IN 2005)

RODNEY D. OLSON, age 51. Prior to the acquisition of WestCoast Hotels, Inc. by the Company, Mr. Olson was the President, Chief Executive Officer and a shareholder of WestCoast Hotels, Inc. The Company purchased WestCoast Hotels Inc. from its shareholders, including Mr. Olson, effective December 31, 1999. Mr. Olson has served as a director of the Company since May 2000. He is Chairman of the Board of Directors of Paramount Hotels, LLC in Seattle, Washington. Mr. Olson began his hotel career in 1969 with Vance Hotels, which was later renamed WestCoast. He held executive positions in both sales and operations for Dunfey Hotels and Red Lion Hotels prior to re-joining the Vance Hotels in 1977. With Vance Hotels, he held positions of hotel General Manager, Vice President of Management Services, Vice President of Purchasing, Vice President of Development and Vice President of Operations before becoming President in 1986. Mr. Olson has served on the Boards of the Washington State Lodging Association, Restaurant Association of Washington State and the Seattle Hotel Association.

RICHARD L. BARBIERI, age 60, is currently an Executive Vice President and General Counsel of the Company. Mr. Barbieri has been a Vice President of the Company and full-time General Counsel of the Company since 1994 and a director of the Company since 1978. From 1978 to 1995, Mr. Barbieri served as legal counsel and Secretary of the Company, during which time he was engaged in the private practice of law at Edwards and Barbieri, a Seattle law firm, and then at Riddell Williams, a Seattle law firm, where he chaired the real estate practice group. Mr. Barbieri has also served as chairman of various committees of the State and County Bar Association and as a member of the governing board of the County Bar Association. He also served as vice chairman of the Citizens' Advisory Committee to the Major League Baseball Stadium Public Facilities District in Seattle in 1996 and 1997. Mr. Barbieri is the brother of Donald K. and Thomas M. Barbieri and brother in law of David M. Bell.

           CONTINUING DIRECTORS - NOT STANDING FOR ELECTION THIS YEAR
                        CLASS B (TERMS TO EXPIRE IN 2003)

PETER F. STANTON, age 45, has been a director of the Company since April 1998. Mr. Stanton is the Chairman and Chief Executive Officer of Washington Trust Bank. Mr. Stanton has been with Washington Trust Bank since 1982 and has served as its President from 1990 to March of 2000, Chief Executive Officer since 1993 and Chairman since 1997. Mr. Stanton is also Chief Executive Officer, President and a director of W.T.B. Financial Corporation (a bank holding company). In addition to serving on numerous civic boards, Mr. Stanton was president of the Washington Bankers Association from 1995 to 1996 and served as State Chairman of the American Bankers Association in 1997 and 1998.

STEPHEN R. BLANK, age 56, has been a director of the Company since May of 1999. Mr. Blank is presently Senior Fellow, Finance, for the Urban Land Institute, a non-profit education and research institute which studies land use and real estate development policy and practice, where he is responsible for the Institute's real estate capital markets information and education programs. Mr. Blank earned a B.A. in History at Syracuse University and continued on in graduate school at Adelphi University where he earned a MBA in Finance. From November 1993 to November 1998, Mr. Blank was the Managing Director, Real Estate Investment Banking, for CIBC Oppenheimer Corp in New York. From 1989 to 1993, he was Managing Director, Real Estate Investment Banking, for Cushman & Wakefield, Inc. and from 1979 to 1989 he was Managing Director, Real Estate Investment Banking, for Kidder, Peabody & Co., Inc. Mr. Blank is a director of the Ramco-Gershenson Properties Trust, BNP Residential Properties, Inc., and Atlantic Realty Trust. Mr. Blank is also adjunct Professor of Real Estate in the Executive MBA program for Columbia University's Graduate School of Business.

THOMAS M. BARBIERI, age 44, is currently a Senior Vice President for Project Development of the Company. Mr. Barbieri has served as a Vice President of the Company since 1985 and as a director of the Company since 1985. From 1985 to 1997, Mr. Barbieri served as a Vice President of the Company. Mr. Barbieri joined the Company in 1979. From 1982 to 1987, Mr. Barbieri was Operations Manager of the Company's hospitality division. From 1987 through 1999 Mr. Barbieri oversaw the management, supervision, and development of the Company's real estate portfolio. In 2000 and 2001, Mr. Barbieri directed the Hotel Operations division of the Company. He has served on Washington State Governor Lowery's Real Estate Advisory Council, as director of the Spokane Convention and Visitors Bureau, as a trustee of the Spokane Area Chamber of Commerce, as a director of the Spokane Economic Development Council and as a Trustee of Washington State University and Advisor to WSU Hotel School. Mr. Barbieri is the brother of Donald K. and Richard L. Barbieri and brother in law of David M. Bell.

                        CLASS C (TERMS TO EXPIRE IN 2004)

DONALD K. BARBIERI, age 56, has been President and Chief Executive Officer and a director of the Company since 1978 and Chairman of the Board since 1996. Mr. Barbieri joined the Company in 1969 and is responsible for the Company's development activities in hotel, entertainment and real estate areas. Mr. Barbieri is currently chair for the Spokane Regional Chamber of Commerce. Mr. Barbieri served as president of the Spokane Chapter of the Building Owners and Managers Association from 1974 to 1975 and served as president of the Spokane Regional Convention and Visitors Bureau from 1977 to 1979. He also served on the Washington Tourism Development Council from 1983 to 1985 and the Washington Economic Development Board while chairing the State of Washington's Quality of Life Task Force from 1985 to 1989. Mr. Barbieri is the brother of Thomas M. Barbieri and Richard L. Barbieri and brother in law of David M. Bell.

RONALD R. TAYLOR, age 54, has been a director of the Company since April 1998. He has been a General Partner of Enterprise Partners, a venture capital firm since April 1998. From 1996 to 1998, Mr. Taylor worked as an independent business consultant. From 1987 to 1996, Mr. Taylor was chairman, president and chief executive officer of Pyxis Corporation (a health care service provider), which he founded in 1987. Prior to founding Pyxis, he was an executive with both Allergan Pharmaceuticals and Hybritech, Inc. Mr. Taylor received a B.A. from the University of Saskatchewan and an M.A. from the University of California, Irvine. He is currently a director of Watson Pharmaceuticals, Inc. (a pharmaceutical manufacturer), and several privately held companies including SCS Corporation, WorkWell, Active.com, e-Assist Global Solutions, Xifin Corporation, Zoom Systems and E-Color.

ARTHUR M. COFFEY, age 46, has been a director of the Company since 1990 and Chief Financial Officer and Executive Vice President of the Company since June 1997. He is currently president of the Company's WestCoast Hotels division. Mr. Coffey served as Chief Operating Officer of the Company from 1990 to June 1997. Mr. Coffey has been in the hotel business since 1971 and joined the Company in 1981. Mr. Coffey is currently a director of the Association of Washington Business, served as a trustee of the Spokane Area Chamber of Commerce, served as a director of the Washington State Hotel Association from 1996 to 1997, served as director of the Spokane Regional Convention and Visitors Bureau from 1982 to 1985 and served as president of the Spokane Hotel Association from 1989 to 1990.

MEETINGS OF THE BOARD OF DIRECTORS

           The Board of Directors met five times in 2001. All directors attended at least 75% of the meetings of the Board of Directors and its committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

           The Company has established standing committees of its Board of Directors, including an Audit Committee and a Compensation Committee. The functions performed by these Committees are summarized below:

           AUDIT COMMITTEE. The Audit Committee is responsible for making recommendations concerning the engagement of the Company's independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The members of the Audit Committee are Peter F. Stanton, Chairman, Ronald R. Taylor and Stephen R. Blank. The audit committee met five times during 2001. All members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Appendix A.

           COMPENSATION COMMITTEE. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of the Company. This Committee also administers the Company's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The members of the Compensation Committee are Ronald R. Taylor, Chairman, Peter F. Stanton, and Stephen R. Blank. The Compensation Committee met once in 2001.

                                  REPORT OF THE
                                 AUDIT COMMITTEE

              On June 25, 2001, the Company ended its audit relationship with PricewaterhouseCoopers LLP, the Company's independent accountants (the "Former Accountants"). The decision to change was prompted when the Company was notified that the staff and partners responsible for the Company's relationship were transferring to BDO Seidman, LLP ("BDO"). The Company engaged BDO as its new principal independent accountants effective June 28, 2001. The reports of the Former Accountants on the financial statements for the fiscal years ended December 31, 2000 and 1999 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or, except as explained in the next sentence, accounting principles. The reports included an explanatory paragraph for a change in method of accounting for start-up activities in 1999. The decision to dismiss the Former Accountants and engage BDO as the principal independent accountants for the Company was approved by the Audit Committee of the Board of Directors of the Company. During the fiscal years ended December 31, 2000 and 1999 and the interim period ended June 25, 2001, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference thereto in their report on the financial statements for such years or the fiscal year containing such interim period. During the fiscal years ended December 31, 2000 and 1999 and through the interim period ended June 25, 2001, there were no "reportable events" as defined by Item 304 (a)(1)(v) of Regulation S-K. The former accountants furnished the Company with a letter addressed to the SEC stating that they agreed with the above statements. Neither the Company nor anyone on its behalf consulted with BDO prior to its engagement of BDO.

           The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent auditors, the matters required to be discussed under Statement on Auditing Standards No.61 (SAS 61). The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 and has discussed with BDO Seidman, LLP its independence.

           Based upon the review and discussions of the Audit Committee with respect to the items listed above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the selection of BDO Seidman, LLP as the Company's independent auditors for 2002.

           Respectfully submitted,

                     PETER F. STANTON (CHAIRMAN)
                     RONALD R. TAYLOR
                     STEPHEN R. BLANK

COMPENSATION OF DIRECTORS

           Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee thereof. The Company pays each of its non-employee directors an annual fee equal to $6,000, payable one-half in cash and one-half in shares of Common Stock. In addition, each non-employee director is paid $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each meeting of a committee of the Board of Directors of which such director is a member. The Company also reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth the beneficial ownership of the Common Stock as of March 18, 2002, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group.

                                                  NUMBER OF     PERCENTAGE OF
        BENEFICIAL OWNER                       SHARES OWNED(1) COMMON STOCK(1)
        -------------------------------------- --------------- ---------------
        Donald K. Barbieri (2)                       3,601,298       27.7
           201 W. North River Dr., Ste.100
           Spokane, Washington, 99201
        WM Advisors, Inc. (3)                        1,811,436       14.0
           1201 Third Avenue, 22nd Floor
           Seattle, Washington, 98101
        Dimensional Fund Advisors Inc.(4)            1,139,200        8.8
           1299 Ocean Ave., 11th Floor,
           Santa Monica, California 90401
        DKB and HHB Unity Trust (5)                    960,379        7.4
           201 W. North River Dr., Ste.100
           Spokane, Washington, 99201
        Wellington Management Company, LLP (6)       1,195,000        9.2
           75 State Street,
           Boston, Massachusetts, 02109
        Barbieri Family Trust                          587,070        4.5
        Richard L. Barbieri                            533,427        4.1
        David M. Bell                                  523,328        4.0
        Thomas M. Barbieri                             484,073        3.7
        Arthur M. Coffey                                11,538        *
        Peter F. Stanton (7)                            12,445        *
        Ronald R. Taylor (7)                            27,445        *
        Robert G. Templin (7)                            8,940        *
        Stephen R. Blank (8)                             6,154        *
        Rodney D. Olson (9)                              2,772        *
        Shannon Kapek (10)                              10,574        *
        ALL DIRECTORS AND EXECUTIVE
        OFFICERS AS A GROUP (11)                     5,221,994       40.3

----------------------------

*Represents less than 1% of Common Stock outstanding.
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of shares of Common Stock if such person or group has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares of Common Stock held by the DKB & HHB Unity Trust, an irrevocable trust, of which Donald K. Barbieri and his spouse Heather Barbieri are co-trustees and for which Donald K. Barbieri exercises voting power, and of which they otherwise disclaim beneficial ownership.
(3) Reported ownership for this entry is based solely on the Schedule 13G filed on January 2, 2002 for this owner.
(4) Reported ownership for this entry is based solely on the Schedule 13G filed on February 12, 2002 for this owner.

(5) These shares are also included in the number of shares beneficially owned by Donald K. Barbieri. Mr. Barbieri disclaims beneficial ownership of these shares.
(6) Reported ownership for this entry is based solely on the Schedule 13G filed on February 12, 2002 for this owner.
(7) Includes 8,000 shares subject to options that are exercisable within 60 days of March 15, 2002.
(8) Includes 4,000 shares subject to options that are exercisable within 60 days of March 15, 2002.
(9) Includes 2,000 shares subject to options that are exercisable within 60 days of March 15, 2002.
(10) Includes 4,000 shares subject to options that are exercisable within 60 days of March 15, 2002.
(11) Includes 34,000 shares subject to options that are exercisable within 60 days of March 15, 2002.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Based on the Company's review of Forms 3, 4 and 5 and any amendments thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and written representations by the Company's officers and directors regarding compliance with applicable filing requirements, the Company believes that all filing requirements under Section 16 applicable to its officers, directors and greater than ten percent shareholders were complied with in 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The Company has periodically entered into agreements with Inland Northwest Corporation, ("INC") and Huckleberry Bay Company, ("HBC") (former subsidiaries of the Company that were spun off to shareholders prior to its initial public offering) to provide development, accounting and other administrative services to INC and HBC in exchange for fees and costs incurred by the Company in connection with providing such services. The agreements are subject to termination annually. During 2001 the Company recorded fees and other income from the INC and HBC agreements in the amount of $263,005. Certain executive officers hold approximate ownership interests in HBC as follows:
Donald K. Barbieri, 38%; DKB/HHB Unity Trust (Donald K. Barbieri, Trustee), 14%; Richard L. Barbieri, 8%; Thomas M. Barbieri, 8%; David M. Bell, 8%. These executive officers also hold the following approximate ownership interests in
INC: Donald K. Barbieri, 19%; DKB/HHB Unity Trust (Donald K. Barbieri, Trustee), 7%; Richard L. Barbieri, 4%; Thomas M. Barbieri, 4%; David M. Bell, 4%.

           With respect to material transactions (or series of related transactions) between the Company and related parties, the Company has implemented a policy requiring any such transaction to be approved by a majority of the non-employee directors, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could be obtained from unrelated third parties.

                             EXECUTIVE COMPENSATION

           The following table provides information for the past three fiscal years concerning all compensation received by those persons who were, in 2001, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE
---------------------- ------------------------------------- ---------------------------------- ---------------------
                               ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                       ------------------------------------- ----------------------------------
                                                                                  SECURITIES        ALL OTHER
                                      SALARY        BONUS         STOCK           UNDERLYING     COMPENSATION(1)
NAME AND POSITION         YEAR          ($)          ($)         AWARDS $         OPTIONS (#)          ($)
---------------------- ----------- ------------ ------------ ----------------- ---------------- ---------------------
Donald K. Barbieri        2001       $167,321    $     -0-        $7,000            20,942             $6,596
President / CEO           2000        161,345          -0-         -0-                -0-               3,570
                          1999        160,765       11,333         -0-               1,247              3,360

Arthur M. Coffey          2001       $165,846    $     -0-       $18,000            20,758            $21,915(2)
Executive VP/CFO          2000        159,461          -0-         -0-               9,624             23,925(2)
                          1999        134,819       14,797        23,813(4)          6,052              3,360(3)

Thomas M. Barbieri        2001       $150,298    $     -0-       $16,315            12,541             $5,878
Senior VP -               2000        144,749          -0-         -0-               8,722              3,108
Project Development       1999        133,403       10,403         -0-               5,794              3,360

Richard L. Barbieri       2001       $145,115      $   -0-       $16,000            12,109             $4,353
Executive VP/             2000        139,181          -0-         -0-               8,421              2,117
General Counsel           1999         99,566        6,090         -0-               5,840              2,035

David M. Bell             2001       $128,841      $   -0-       $27,970            10,751             $5,474
Senior VP -               2000        121,327          -0-         -0-               6,797              2,621
Project Development       1999         99,566        7,287         -0-               5,807              2,792
---------------------- ----------- ------------ ------------ ----------------- ---------------- ---------------------

---------------------
(1) Contributions to the Company's 401(k) plan, except in the case of Mr.
Coffey.
(2) Contributions to the Company's 401(k) plan and payment by Company to rescind 3,000 shares of restricted stock granted at the Public Offering.
(3) Excludes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey at the initial public offering.
(4) Includes value attributed to 3,000 shares of restricted stock granted to Arthur M. Coffey.

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------
                                  INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      PERCENT OF TOTAL                                   ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES        OPTIONS/SARS                                     PRICE APPRECIATION FOR OPTION
                          UNDERLYING         GRANTED TO     EXERCISE OR                                  TERM
                          OPTION/SARS       EMPLOYEES IN     BASE PRICE     EXPIRATION     ----------------------------------
            NAME          GRANTED (#)        FISCAL YEAR       ($/SH)          DATE             5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Donald K. Barbieri         20,942              5.80%            6.07         12/31/2011         79,944          202,593

Arthur M. Coffey           20,758              5.76%            6.07         12/31/2011         79,241          200,813

Thomas M. Barbieri         12,541              3.48%            6.07         12/31/2011         47,874          121,322

Richard L. Barbieri        12,109              3.36%            6.07         12/31/2011         46,225          117,143

David M. Bell              10,751              2.98%            6.07         12/31/2011         41,041          104,005

           The options have a term of ten years and will vest as to 50% of the underlying shares on the fourth anniversary of the date of grant and as to the remaining 50% on the fifth anniversary of the date of grant. This vesting schedule will change if, beginning one year after the option grant date, the market price of the Common Stock remains at the following appreciation levels (measured as a percentage increase over the stock price at the time the option was granted) for 60 consecutive trading days:

                PERCENT OF                       OPTION
           SHARE PRICE INCREASE:             SHARES VESTED:
                    25 %                           25 %
                    50 %                           50 %
                    75 %                           75 %
                   100 %                          100 %

           Such options shall be exercisable, subject to vesting, for ten years from the date of grant and in all other respects shall be subject to the terms and conditions of the 1998 Stock Incentive Plan. Vesting of such options is also conditioned upon the holder's employment with the Company on the scheduled vesting date. No options had been exercised as of December 31, 2001.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES(1)
----------------------------------------------------------------------------------------------------
                        NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-
                        UNEXERCISED OPTIONS AT FY-END (#)       MONEY OPTIONS AT FY-END ($)
              NAME         EXERCISABLE /UNEXERCISABLE            EXERCISABLE /UNEXERCISABLE
----------------------------------------------------------------------------------------------------
Donald K. Barbieri                 0/112,783                              -0-/-0-
Arthur M. Coffey                    0/91,947                              -0-/-0-
Thomas M. Barbieri                  0/72,476                              -0-/-0-
Richard L. Barbieri                 0/71,902                              -0-/-0-
David M. Bell                       0/68,807                              -0-/-0-

-----------------------------
(1) No options were exercised or exercisable in 2001

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

           The Compensation Committee, which consists of three non-employee directors, implements and endorses the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing shareholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

           During 2001, the Compensation Committee's compensation policies with regard to the Company's executive officers were as follows: (1) The base 2001 salary of the executive officers was increased 3% to 6% from the 2000 base salary to maintain a competitive base compensation. (2) the Committee established a target incentive bonus for the year of 30%, with a maximum of 45% of the base salary to be paid in 2002 if the Company achieved its financial targets and the executive met certain pre-determined goals in 2001. (3) a review of the year 2000 performance versus targets established by the Compensation Committee was conducted which resulted in a one-time stock bonus being granted in 2001 to executive officers in lieu of a cash payment; and (4) a one-time stock option was granted to the executive officers at the end of the year 2001. The options have a term of ten years, and will vest as to 50% of the underlying shares on the fourth anniversary of the date of grant and as to the remaining 50% on the fifth anniversary of the date of grant, subject to earlier vesting in certain circumstances.

           The Compensation Committee retained Towers Perrin in 1999 to review and make recommendations for the compensation of the executive officers. The Compensation Committee adopted these recommendations and has annually reviewed the general guidance from Towers Perrin and current economic trends in its evaluation of the appropriate compensation package for all executive officers.

           In 2001 the base salary for Donald K. Barbieri, President and Chief Executive Officer was increased 3.7% to maintain the base compensation at a competitive level. Performance measurements of company earnings targets and position performance were evaluated which resulted in a bonus of 4% of base salary. The bonus was paid in the form of a grant of 1,400 shares of stock.

           Respectfully submitted,

           RONALD R. TAYLOR, CHAIRMAN
           PETER F. STANTON
           STEPHEN R. BLANK

             EMPLOYMENT CONTRACTS, TERM OF EMPLOYMENT AND CHANGE-IN-
                              CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

           Donald K. Barbieri serves at the pleasure of the Board of Directors. The Company has employment agreements with each of Arthur M. Coffey, Richard L. Barbieri, David M. Bell and Thomas M. Barbieri which provided for 2001 base salaries of, $165,846 in the case of Mr. Coffey, $145,115 in the case of Richard
L. Barbieri, $128,841 in the case of Mr. Bell and $150,298 in the case of Thomas
M. Barbieri, subject, in each case, to periodic increases. Each executive officer is eligible to receive annual bonuses as determined by the Compensation Committee and is entitled to participate in all existing or future benefit plans of the Company, on the same basis as other senior officers of the Company.

           The employment agreements with the named executive officers (as used below, each an "Executive") are substantially similar and provided as follows:
Each Executive shall serve in the position described above through December 31, 2002, unless terminated earlier in accordance with the terms of such agreement. Thereafter, each agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days' notice prior to the end of the initial or any renewal period. The agreements may be terminated by the Company for Cause (as defined in such agreement) or by the Executive (i) for Good Reason (as defined in such agreement) or (ii) within six months of a Change of Control of the Company (as defined in such agreement). If the Executive terminates the agreement for Good Reason (or the Company terminates the agreement without Cause) or, after the initial term ends, unilaterally determines to not renew such Executive's agreement, the Executive will receive a severance payment equal to two times such Executive's total compensation in the prior year, plus a continuation of all benefits for a two-year period, and all outstanding options of such Executive shall become fully vested. If the Executive terminates the agreement following a Change of Control, the severance payment will be equal to three times such Executive's total compensation for the prior year.

           The Company has also agreed to reimburse the Executive for any federal, state or local excise taxes ("Excise Tax"), and any additional taxes to which he may be subject, on any payments to the Executive from the Company as a result of accelerated vesting of his options, up to a maximum reimbursement equal to two times the amount of such Excise Tax.

                             STOCK PRICE PERFORMANCE

           The following graph depicts the Company's Common Stock price performance relative to the performance of the Russell 2000 Composite Index and the Standard & Poor's Lodging-Hotels Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100

                         April 1998     1998       1999       2000        2001
                         ----------     ----       ----       ----        ----

Westcoast Hospitality     $100.00      $71.67     $55.00     $34.17      $40.94
--------------------------------------------------------------------------------
S & P LODGING - HOTELS    $100.00      $73.99     $73.99     $59.84      $56.10
--------------------------------------------------------------------------------
RUSSELL 2000              $100.00      $88.14    $106.97    $103.85     $106.59
--------------------------------------------------------------------------------

           The graph above assumes an investment of $100 in the Company's Common Stock, the Russell 2000 Composite Index, and the Standard & Poor's Lodging-Hotels Index, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

               PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR:" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS FOR THE COMPANY FOR 2002.

           Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of BDO Seidman, LLP as auditors for the Company for 2002. BDO Seidman, LLP has audited the accounts for the Company since 2001, when it was appointed to replace the firm of PricewaterhouseCoopers LLP at the time it closed the office which formerly served the account of the Company. Representatives of BDO Seidman, LLP are expected to attend the Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

           In the event that the ratification of the appointment of auditors is not made by a majority of the shares cast on this proposal, the selection of other auditors will be considered by the Board of Directors.

AUDIT FEES

           The fees billed for professional services by BDO Seidman, LLP for the audit of the Company's financial statements and the fiscal year reviews of the financial statements for 2001 were $117,000.

FINANCIAL INFORMATION AND SYSTEMS DESIGN AND IMPLEMENTATION FEES

           During 2001, BDO Seidman, LLP did not provided the Company any professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

           The fees billed by BDO Seidman, LLP for all other professional services rendered to the Company during 2001 were $42,575. These services related primarily to income taxes.

AUDITOR INDEPENDENCE

           The Audit Committee of the Board of Directors has considered whether the other professional services provided by BDO Seidman, LLP are compatible with maintaining its independence.

                                  OTHER MATTERS

           The Company knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion to the extent permitted by applicable law.

                            PROPOSALS OF SHAREHOLDERS

           Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 2003 Annual Meeting of Shareholders must be received by the Company's General Counsel on or prior to December 18, 2002.

           A shareholder of record who intends to submit one or more nominations for directors at the meeting, must provide prior written notice to the Company. The notice should be addressed to the Secretary and received at the Company's principal executive offices not later than February 18, 2003. The written notice must satisfy certain requirements specified in the Company's By-laws. A copy of the Company's By-laws will be sent to any shareholder upon written request to the Company's Secretary.

           If a shareholder of record who intends to submit a proposal at the 2003 Annual Meeting does not provide the Company notice of the proposal on or prior to March 4, 2003, the persons named in the enclosed proxy or their substitutes will have the authority to vote the proxy in their discretion on the proposal.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

           A copy of the Company's 2001 Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling Stephen Barbieri, 201 West North River Drive, Suite 100, Spokane, Washington 99201, (509) 459-6100.

                                              By Order of the Board of Directors

                                              Richard L. Barbieri
                                              General Counsel
                                              Spokane, Washington

April 17, 2002

                        WestCoast Hospitality Corporation
                              Amended and Restated
                             Audit Committee Charter


I.         Audit Committee Purpose

           The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      o Monitor the independence and performance of the Company's independent auditors.

      o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

           The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

           The function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including matters of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information,
           (ii) the
           accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

II.        Audit Committee Composition and Meetings

           Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

           Audit Committee members shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board of Directors shall designate one of the Committee members as chairman.

           The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and legal counsel to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's interim financial statements and significant findings based upon the auditors' limited review procedures.

III.       Audit Committee Responsibilities and Duties

           Review Procedures
           -----------------

           1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

           2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

           3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant audit findings or recommendations generated by the independent auditors together with management's responses including the status of any previous recommendations.

           4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

           Independent Auditors
           --------------------

           5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of the auditors when circumstances warrant.

           6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditor's firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

           7. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

           8. Review the independent auditors' engagement letter and audit plan - discuss audit scope, engagement staffing, Company locations to be visited, extent of management assistance, reliance upon management self-audit activities, and other matters regarding the auditors' approach.

           9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. The Committee should inquire about changes in the audit plan, restrictions on the scope of activities, observations of control weaknesses, etc. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

           10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. This discussion should cover the independent auditors' judgments regarding the clarity of the financial disclosure practices used or proposed by the Company and whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether the principles are common practices or are minority practices.

           Legal Compliance
           ----------------

           11. On at least an annual basis, review with the Company's legal counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

           12. Review all reports concerning significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

           Other Audit Committee Responsibilities
           --------------------------------------

           13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

           14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

           15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

           16. Review financial and accounting personnel succession planning within the Company.

           17. Review managements' and the independent auditors' recommendations regarding the formation of an Internal Audit function within the Company.

                PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                       WESTCOAST HOSPITALITY CORPORATION

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard L. Barbieri and Arthur
M. Coffey, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all shares of Common Stock of WestCoast Hospitality Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of WestCoast Hospitality Corporation to be held on May 17, 2002, at 9:00 a.m. local time at WestCoast Ridpath Hotel, 515 W. Sprague Avenue, Spokane, Washington and at any adjournments thereof, on all matters properly coming before such meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                       WESTCOAST HOSPITALITY CORPORATION

                                  MAY 17, 2002

                Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example.

                    FOR      WITHHELD
1. Election         [_]        [_]             Nominees: Rodney D. Olsen
   of                                                    Richard L. Barbieri
   Directors

For all except vote withheld from the following nominees:

-------------------------------------------------------

2. RATIFICATION OF AUDITORS Approval of BDO Seidman, LLP, independent certified public accountants to audit the accounts and records of WestCoast Hospitality Corporation for the fiscal year ending December 31, 2002.

3. In their discretion, upon such other matters as properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

The Board of Directors recommends a vote FOR the election of Directors and FOR Proposal 2.

CHANGE OF ADDRESS COMMENTS BELOW

----------------------------------

----------------------------------

----------------------------------


SIGNATURE(S)
             ------------------------------     --------------------------------
                                                   SIGNATURE IF HELD JOINTLY

Dated:              , 2002
       -------------

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, trustee or guardian, give full name as such.